Exhibit 4.3

CHEMOCENTRYX, INC.

AMENDMENT NO. 1

TO

AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

This Amendment No. 1 (this “Amendment”) to Amended and Restated Investors Rights Agreement, dated September 8, 2011 (the “Agreement”), is made and entered into as of April 11, 2016, by and among ChemoCentryx, Inc., a Delaware corporation (the “Company”), and the undersigned Investors and Founder of the Company.

RECITALS

A. The parties hereto desire to amend the Agreement on the terms set forth herein.

B. Pursuant to Section 3.2 of the Agreement, the Agreement may generally be amended by the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding, not including the Founder’s Stock (the “Requisite Parties”); and

C. The Company and the undersigned investors constitute the Requisite Parties.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

2. Amendment. Section 1.15 of the Agreement is hereby amended and restated in its entirety to read as follows:

“1.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) December 31, 2019, or (ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a three (3)-month period without registration and without limitation.”

3. No Other Amendments; Conflicts. No term or provision of the Agreement shall be affected by this Amendment unless specifically set forth herein, and any term or provision not affected by this Amendment shall remain in full force and effect following the date hereof. In the event of a conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control.

4. Governing Law. This Amendment will be construed and enforced in accordance with the substantive laws of the State of California without reference to principles of conflicts of law.

5. Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

6. Counterparts. This Amendment may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Amended and Restated Investors Rights Agreement as of the date first written above.

COMPANY:

CHEMOCENTRYX, INC.

By:	/s/ Susan Kanaya
Susan Kanaya
Senior Vice President, Finance,
Chief Financial Officer and Secretary

Address:	850 Maude Avenue
Mountain View, CA 94043
Fax:	(650) 210-2991

[COUNTERPART SIGNATURE PAGE TO AMENDMENT NO. 1 TO

AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Amended and Restated Investors Rights Agreement as of the date first written above.

INVESTORS:

BIO-TECHNE CORPORATION

By:	/s/ James Hippel
Name:	James Hippel
Title:	CFO

Address:	614 McKinley Place, N.E.
Minneapolis, MN 55413-2610

Fax:	(612) 379-6580

[COUNTERPART SIGNATURE PAGE TO AMENDMENT NO. 1 TO

AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Amended and Restated Investors Rights Agreement as of the date first written above.

INVESTORS:

GLAXO GROUP LIMITED

By:	/s/ Paul Williamson
Name:	Paul Williamson
Title:	Authorised Signatory
For and on behalf of Edinburgh Pharmaceutical Industries Limited Corporate Director

Address:	980 Great West Road
Brentford, Middlesex TW8 9GS

Fax:

[COUNTERPART SIGNATURE PAGE TO AMENDMENT NO. 1 TO

AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Amended and Restated Investors Rights Agreement as of the date first written above.

FOUNDER:

THOMAS J. SCHALL

/s/ Thomas J. Schall

Address:	850 Maude Avenue
Mountain View, CA 94043

Fax:	(650) 210-2910

[COUNTERPART SIGNATURE PAGE TO AMENDMENT NO. 1 TO

AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT]